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                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of and incorporation by reference of our reports and to all references to our Firm included in or made a part of this Amkor Technology, Inc. current report on Form 8-K and into the Company's previously filed Form S-8 Registration Statements File Numbers 333-62891 and 333-86161 and Form S-3 Registration Statement File Number 333-39642.

/s/ Ahn Kwon & Co.
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Ahn Kwon & Co.



Seoul, Korea
March 29, 2001